UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2014

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact name of registrant as specified in its charter)

Utah	000-50009	87-0285238
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

1201 Dove Street, Suite 300, Newport Beach, California
(Address of principal executive offices)

92660
(Zip code)

(949) 721-8272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2014, the board of directors (the “board”) of Pacific Health Care Organization, Inc. (the “Company”) made certain determinations relating to year-end compensation for certain employees, including with respect to Tom Kubota, the Company’s Chief Executive Officer and President and Fred Odaka, the Company’s Chief Financial Officer.

On November 24, 2014, the board approved 12% increases in the base salaries of Mr. Kubota and Mr. Odaka, effective January 1, 2015.  As a result, Mr. Kubota’s base salary will increase to $193,536 and Mr. Odaka’s salary will increase to $116,122.  The board also approved to reimburse Mr. Kubota for his monthly automobile expenses, effective immediately.

Item 8.01                      Other Events.

On November 26, 2014, the Company issued a press release announcing that its board had approved a share repurchase program for up to $500,000 of its outstanding common stock from time to time in open market or private transactions.  The Company announced further that it has adopted a 10b5-1 plan (the “Plan”) with Alpine Securities Corporation.  The Plan will commence on December 1, 2014 and is anticipated to continue for a period of six months unless terminated earlier.  The press release also announced the salary increases set forth in Item 5.02 of this Current Report on Form 8-K.  The full text of the press release issued in connection with the announcement of the stock repurchase program is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 26, 2014, of Pacific Health Care Organization, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: November 26, 2014	By:	/s/ Tom Kubota
Tom Kubota
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 26, 2014, of Pacific Health Care Organization, Inc.